  As filed with the Securities and Exchange Commission on March 21, 2000

                                                     Registration 333-31586
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                            Amendment No. 1 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                             POINTSHARE CORPORATION
             (Exact name of registrant as specified in its charter)

                               ----------------

           Delaware                         7374                       91-1675071
 (State or other jurisdiction    (Primary Standard Industrial        (I.R.S. Employer
    of incorporation or          Classification Code Number)     Identification Number)
        organization)

                        1300 114th Avenue SE, Suite 100
                           Bellevue, Washington 98004
                                 (425) 635-0500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                              TIMOTHY J. KILGALLON
                            Chief Executive Officer
                             Pointshare Corporation
                        1300 114th Avenue SE, Suite 100
                           Bellevue, Washington 98004
                                 (425) 635-0500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

              SONYA F. ERICKSON                              ALAN F. DENENBERG
                NOEL C. HOWE                                Shearman & Sterling
                GORDON EMPEY                           1550 El Camino Real, Suite 100
              Venture Law Group                         Menlo Park, California 94025
         A Professional Corporation                            (650) 330-2200
             4750 Carillon Point
       Kirkland, Washington 98033-7355
               (425) 739-8700

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                                           Proposed
                                                       Maximum Aggregate       Amount Of
 Title Of Each Class Of Securities To Be Registered    Offering Price(1)  Registration Fee(2)
---------------------------------------------------------------------------------------------
Common Stock, par value $0.001.....................       $60,000,000           $15,840
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

(2) Previously paid.

                               ----------------

  The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Pointshare in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                        Amount
                                                                      to be Paid
                                                                      ----------
     SEC registration fee............................................    $ *
     NASD filing fee.................................................      *
     Nasdaq National Market listing fee..............................      *
     Printing and engraving expenses.................................      *
     Legal fees and expenses.........................................      *
     Accounting fees and expenses....................................      *
     Blue Sky qualification fees and expenses........................      *
     Transfer Agent and Registrar fees...............................      *
     Miscellaneous fees and expenses.................................      *
                                                                         ----
       Total.........................................................      *
                                                                         ====

--------

*To be filed by amendment.

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article VII of Pointshare's certificate of incorporation and sections 6.1 and 6.2 of Article IX of Pointshare's bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, Pointshare has entered into indemnification agreements with its directors and officers. The indemnification agreements may require Pointshare, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms. The underwriting agreement (Exhibit 1.1 hereto) also provides for cross indemnification among Pointshare and the underwriters with respect to certain matters, including matters arising under the Securities Act of 1933.

Item 15. Recent Sales of Unregistered Securities

  (a) Since inception in 1995, Pointshare has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

   1. In April 1996, Pointshare issued and sold 2,498,000 shares of common stock to two individuals at a price of $0.03 per share for an aggregate purchase price of $70,000 plus contributed services in the amount of $7,284.

   2. From June to October 1996, Pointshare issued and sold 300,000 shares of common stock to several individuals at a price of $1.00 per share for an aggregate purchase price of $300,000.

   3. In January 1997, Pointshare issued and sold 2,000 shares of common stock to a consultant at a price in exchange for services valued at $2,000 or $1.00 per share

   4. In February 1997, Pointshare issued and sold 60,000 shares of common stock to an individual at a price of $1.25 per share for an aggregate purchase price of $75,000.

   5. In June 1997, Pointshare issued warrants to purchase up to 250,000 shares of common stock at an exercise price of $0.08 per share in connection with promissory notes convertible into shares of Pointshare's next equity offering. These warrants have an aggregate exercise price of $17,500.

   6. In July 1997, the 2,860,000 shares of common stock then outstanding were converted into 2,950,500 shares of subordinated convertible preferred stock in connection with Pointshare's reincorporation from Washington into Delaware.

   7. In July 1997, Pointshare issued and sold 750,000 shares of common stock at a price of $0.08 per share for an aggregate purchase price of $60,000.

   8. In July 1997, Pointshare issued and sold 7,125,000 shares of Series A preferred stock at a price of $0.80 per share for an aggregate purchase price of $5,700,000.

   9. In January 1999, Pointshare issued and sold 5,785,515 shares of Series B preferred stock at a price of $1.25 for an aggregate of $7,231,893.

  10. In January 1999, Pointshare issued warrants to purchase up to 258,904 shares of common stock at an exercise price of $0.08 per share issued in connection with promissory notes convertible into shares of Series B preferred stock. These warrants have an aggregate exercise price of $20,712.

  11. In September 1999, Pointshare issued and sold 14,635,693 shares of Series C preferred stock at a price of $2.75 per share for an aggregate purchase price of $40,248,155.

  12. In February 2000, Pointshare issued and sold 1,205,000 shares of Series D preferred stock at a price of $5.00 per share for an aggregate purchase price of $6,025,000.

  (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

  The issuances described in Items 15(a)(1)-(12) were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) or Regulation D, or other applicable exemption of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends where affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about Pointshare .

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Exhibit
 Number                           Document Description
 -------                          --------------------
  1.1*   Form of Underwriting Agreement.

  2.1 Asset Purchase Agreement dated March 17, 1998 between the Registrant and MedLynx LLC.

  2.2 Asset Purchase Agreement dated December 9, 1998 between the Registrant and Peregrin Medical Review, Inc.

  3.1    Amended and Restated Certificate of Incorporation of Registrant.

  3.2*   Form of Amended and Restated Certificate of Incorporation of the
         Registrant, to be filed and effective upon completion of this offering.

  3.3    Bylaws of the Registrant, as amended.

  4.1*   Form of the Registrant's common stock certificate.

  4.2    Amended and Restated Investors' Rights Agreement dated February 29,
         2000 between the Registrant and certain stockholders.

  4.3 Form of Common Stock Purchase Warrant issued by the Registrant in favor of certain investors.

  4.4 Form of Preferred Stock Purchase Warrant dated August 26, 1999 issued by the Registrant in the Phoenix Leasing Incorporated transaction.


 Exhibit
 Number                           Document Description
 -------                          --------------------
  4.5    Form of Common Stock Purchase Warrant dated February 2, 2000 issued by the Registrant in connection with the Health Trade Links, Inc.
         acquisition.

  4.6    Common Stock Purchase warrant dated February 2, 2000 issued by the
         Registrant in favor of Washoe Professional Center.

  4.7    Preferred Stock Purchase Warrant dated July 28, 1999 issued by the
         Registrant in favor of Imperial Bancorp.

  5.1*   Opinion of Venture Law Group, A Professional Corporation.

 10.1 Form of Indemnification Agreement between the Registrant and each of its officers and directors.

 10.2    1996 Stock Plan.

 10.3    2000 Stock Plan.

 10.4    1998 Directors' Stock Option Plan.

 10.5    2000 Employee Stock Purchase Plan.

 10.6+   Alliance Agreement dated October 6, 1998 between the Registrant and
         Washington Hospital Services, Inc.

 10.7+   Addendum Agreement dated June 3, 1999 between the Registrant and
         Washington Hospital Services, Inc.

 10.8*+  WSMA - Pointshare General Terms dated September 27, 1999 between the
         Registrant and Washington State Medical Association.

 10.9+   Alliance Agreement dated December 9, 1998 between the Registrant and
         Oregon Medical Association.

 10.10*+ OAHHS - Pointshare Alliance General Terms dated January 12, 2000 between the Registrant and Oregon Association of Hospitals and Health
         Plans.

 10.11   Fourth Amendment to Lease dated February 21, 2000 between the
         Registrant and Spieker Properties, L.P.

 10.12   Sublease dated July 13, 1997 between the Registrant and Baugh
         Industrial Contractors Inc.

 10.13   Agreement of Lease dated February 1, 1998 between MedLynx L.L.C. and
         Sixth and Virginia Properties.

 10.14   Lease modification #1 dated March 26, 1999 between Registrant and
         Sixth and Virginia Properties.

 10.15   Loan and Security Agreement dated September 22, 1997 between the
         Registrant and Imperial Bank.

 10.16 Loan and Security Agreement dated July 15, 1998 between the Registrant and Imperial Bank.

 10.17   First Amendment and Waiver to Loan and Security Agreement dated
         January 5, 1999 between the Registrant and Imperial Bank.

 10.18 Second Amendment to Loan and Security Agreement dated July 28, 1999 between the Registrant and Imperial Bank.

 10.19 Senior Loan and Security Agreement No. 6269 dated July 30, 1999 between the Registrant and Phoenix Leasing Incorporated.

 10.20   Employment Agreement dated July 18, 1997 between the Registrant and
         Timothy J. Kilgallon.

 10.21   First Addendum to Employment Agreement dated June 29, 1999 between the
         Registrant and Timothy J. Kilgallon.

 10.22 Second Addendum to Employment Agreement dated February 8, 2000 between the Registrant and Timothy J. Kilgallon.

 10.23   Employment Agreement dated April 30, 1999 between the Registrant and
         R. Scott Wiley.

 10.24   Employment Agreement dated July 18, 1997 between the Registrant and
         Dennis P. Schmuland, MD.

 10.25   Amendment to Employment Agreement dated September 14, 1999 between the
         Registrant and Dennis P. Schmuland, MD.
 10.26   Consulting Agreement dated April 5, 1999 between the Registrant and
         Craig T. Davenport.

 10.27   Amendment to Consulting Agreement dated June 29, 1999 between the
         Registrant and Craig T. Davenport.


 Exhibit
 Number                           Document Description
 -------                          --------------------
 10.28   Amended and Restated Consulting Agreement dated February 16, 2000 between the Registrant and Craig T. Davenport.

 10.29 Promissory Note dated January 14, 2000 issued by Timothy J. Kilgallon in favor of the Registrant.

 10.30   Pledge and Security Agreement dated January 14, 2000 between Timothy
         T. Kilgallon and the Registrant.

 10.31 Promissory Note dated December 2, 1999 issued by Kelly R. Jorgensen in favor of the Registrant.

 10.32 Security Agreement dated December 2, 1999 between Kelly R. Jorgensen and the Registrant.

 10.33 Promissory Noted dated January 14, 2000 issued by Kirk A. Collamer in favor of the Registrant.

 10.34   Pledge and Security Agreement dated January 14, 2000 between Kirk A.
         Collamer and the Registrant.

 23.1**  Consent of Ernst & Young LLP, Independent Auditors.

 23.2*   Consent of Venture Law Group (see Exhibit 5.1).

 24.1    Power of Attorney (see page II-5).

 27.1**  Financial Data Schedule (EDGAR-filed version only).

--------

**  Previously filed.
*  To be supplied by amendment.
+ Confidential treatment is being requested as to certain portions of this Exhibit. Such confidential portions are being provided separately to the Securities and Exchange Commission.

  (b) Financial Statement Schedules

  All financial statement schedules not listed are omitted because they are inapplicable or the requested information is shown in the financial statements of the Registrant or the related notes to the financial statements.

Item 17. Undertakings

  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 21, 2000.

                                          Pointshare Corporation

                                                /s/ Timothy J. Kilgallon
                                          By: _________________________________
                                                    Timothy J. Kilgallon
                                               President and Chief Executive
                                                          Officer


  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Timothy J. Kilgallon          President, Chief Executive   March 21, 2000
______________________________________  Officer and Director
         Timothy J. Kilgallon           (Principal Executive
                                        Officer)

                  *                    Chief Financial Officer      March 21, 2000
______________________________________  (Principal Financial and
            Kirk Collamer               Accounting Officer)

                  *                    Director                     March 21, 2000
______________________________________
          Craig T. Davenport

                  *                    Director                     March 21, 2000
______________________________________
        Robert C. Bellas, Jr.

                  *                    Director                     March 21, 2000
______________________________________
             Cabot Brown

                  *                    Director                     March 21, 2000
______________________________________
           Steven J. Dennis

                  *                    Director                     March 21, 2000
______________________________________
             Alan Dishlip

                  *                    Director                     March 21, 2000
______________________________________
          John D. Stobo, Jr.

       /s/ Timothy J. Kilgallon
*By: ____________________________
         Timothy J. Kilgallon
           Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                           Document Description
 -------                          --------------------
  1.1*   Form of Underwriting Agreement.

  2.1 Asset Purchase Agreement dated March 17, 1998 between the Registrant and MedLynx LLC.

  2.2 Asset Purchase Agreement dated December 9, 1998 between the Registrant and Peregrin Medical Review, Inc.

  3.1    Amended and Restated Certificate of Incorporation of Registrant.

  3.2*   Form of Amended and Restated Certificate of Incorporation of the
         Registrant, to be filed and effective upon completion of this offering.

  3.3    Bylaws of the Registrant, as amended.

  4.1*   Form of the Registrant's common stock certificate.

  4.2    Amended and Restated Investors' Rights Agreement dated February 29,
         2000 between the Registrant and certain stockholders.

  4.3 Form of Common Stock Purchase Warrant issued by the Registrant in favor of certain investors.

  4.4 Form of Preferred Stock Purchase Warrant dated August 26, 1999 issued by the Registrant in the Phoenix Leasing Incorporated transaction.

  4.5 Form of Common Stock Purchase Warrant dated February 2, 2000 issued by the Registrant in connection with the Health Trade Links, Inc.
         acquisition.

  4.6    Common Stock Purchase warrant dated February 2, 2000 issued by the
         Registrant in favor of Washoe Professional Center.

  4.7    Preferred Stock Purchase Warrant dated July 28, 1999 issued by the
         Registrant in favor of Imperial Bancorp.

  5.1*   Opinion of Venture Law Group, A Professional Corporation.

 10.1 Form of Indemnification Agreement between the Registrant and each of its officers and directors.

 10.2    1996 Stock Plan.

 10.3    2000 Stock Plan.

 10.4    1998 Directors' Stock Option Plan.

 10.5    2000 Employee Stock Purchase Plan.

 10.6+   Alliance Agreement dated October 6, 1998 between the Registrant and
         Washington Hospital Services, Inc.

 10.7+   Addendum Agreement dated June 3, 1999 between the Registrant and
         Washington Hospital Services, Inc.

 10.8*+  WSMA - Pointshare General Terms dated September 27, 1999 between the
         Registrant and Washington State Medical Association.

 10.9+   Alliance Agreement dated December 9, 1998 between the Registrant and
         Oregon Medical Association.

 10.10*+ OAHHS - Pointshare Alliance General Terms dated January 12, 2000 between the Registrant and Oregon Association of Hospitals and Health
         Plans.

 10.11   Fourth Amendment to Lease dated February 21, 2000 between the
         Registrant and Spieker Properties, L.P.

 10.12   Sublease dated July 13, 1997 between the Registrant and Baugh
         Industrial Contractors Inc.

 10.13   Agreement of Lease dated February 1, 1998 between MedLynx L.L.C. and
         Sixth and Virginia Properties.

 10.14   Lease modification #1 dated March 26, 1999 between Registrant and
         Sixth and Virginia Properties.

 10.15   Loan and Security Agreement dated September 22, 1997 between the
         Registrant and Imperial Bank.

 10.16 Loan and Security Agreement dated July 15, 1998 between the Registrant and Imperial Bank.


 Exhibit
 Number                           Document Description
 -------                          --------------------
 10.17   First Amendment and Waiver to Loan and Security Agreement dated
         January 5, 1999 between the Registrant and Imperial Bank.

 10.18 Second Amendment to Loan and Security Agreement dated July 28, 1999 between the Registrant and Imperial Bank.

 10.19 Senior Loan and Security Agreement No. 6269 dated July 30, 1999 between the Registrant and Phoenix Leasing Incorporated.

 10.20   Employment Agreement dated July 18, 1997 between the Registrant and
         Timothy J. Kilgallon.

 10.21   First Addendum to Employment Agreement dated June 29, 1999 between the
         Registrant and Timothy J. Kilgallon.

 10.22 Second Addendum to Employment Agreement dated February 8, 2000 between the Registrant and Timothy J. Kilgallon.

 10.23   Employment Agreement dated April 30, 1999 between the Registrant and
         R. Scott Wiley.

 10.24   Employment Agreement dated July 18, 1997 between the Registrant and
         Dennis P. Schmuland, MD.

 10.25   Amendment to Employment Agreement dated September 14, 1999 between the
         Registrant and Dennis P. Schmuland, MD.

 10.26   Consulting Agreement dated April 5, 1999 between the Registrant and
         Craig T. Davenport.

 10.27   Amendment to Consulting Agreement dated June 29, 1999 between the
         Registrant and Craig T. Davenport.

 10.28 Amended and Restated Consulting Agreement dated February 16, 2000 between the Registrant and Craig T. Davenport.

 10.29 Promissory Note dated January 14, 2000 issued by Timothy J. Kilgallon in favor of the Registrant.

 10.30   Pledge and Security Agreement dated January 14, 2000 between Timothy
         T. Kilgallon and the Registrant.

 10.31 Promissory Note dated December 2, 1999 issued by Kelly R. Jorgensen in favor of the Registrant.

 10.32 Security Agreement dated December 2, 1999 between Kelly R. Jorgensen and the Registrant.

 10.33 Promissory Noted dated January 14, 2000 issued by Kirk A. Collamer in favor of the Registrant.

 10.34   Pledge and Security Agreement dated January 14, 2000 between Kirk A.
         Collamer and the Registrant.

 23.1**  Consent of Ernst & Young LLP, Independent Auditors.

 23.2*   Consent of Venture Law Group (see Exhibit 5.1).

 24.1    Power of Attorney (see page II-5).

 27.1**  Financial Data Schedule (EDGAR-filed version only).

--------

** Previously filed.
*  To be supplied by amendment.
+ Confidential treatment is being requested as to certain portions of this Exhibit. Such confidential portions are being provided separately to the Securities and Exchange Commission.